Exhibit 10.1

Confidential

AMENDMENT TO DEVICE DEVELOPMENT AND

MANUFACTURING AGREEMENT

THIS AMENDMENT (“Amendment”) is effective as of the 8th day of July, 2011 and is by and between AMYLIN PHARMACEUTICALS, INC., a Delaware corporation (“AMYLIN”), and ELI LILLY AND COMPANY, an Indiana corporation (“LILLY”).

AMYLIN and LILLY have entered into a Device Development and Manufacturing Agreement effective as of July 1, 2003 (the “Agreement”), and desire to amend the Agreement in accordance with section 16.5 of the Agreement as described below.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AMYLIN and LILLY agree as follows:

1.	The fifth sentence of Section 5.4 of the Agreement which states:

Amylin will submit each such written purchase order to Lilly at least ninety (90) days in advance of the date specified in each purchase order by which delivery of the Devices is required.

2.	is deleted and replaced in its entirety with the following sentence:

Amylin will submit each such written purchase order to Lilly at least sixty (60) days, in advance of the date specified in each purchase order by which delivery of the Devices is required.

3.	All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date written above.

Eli Lilly and Company		Amylin Pharmaceuticals, Inc.

By:	/s/ Maria Crowe	By:	/s/ Paul Marshall
Name:	Maria Crowe	Name:	Paul Marshall
Title:	VP Drug Products Manufacturing	Title:	Sr. Vice President, Operations